Exhibit 99.1

SILVER47 EXPLORATION CORP.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

JULY 31, 2025 AND 2024

(EXPRESSED IN CANADIAN DOLLARS)

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders of Silver47 Exploration Corp.:

Opinion

We have audited the accompanying consolidated financial statements of Silver47 Exploration Corp. and its subsidiaries (the “Company”) (a Canadian corporation), which comprise the consolidated statements of financial position as at July 31, 2025 and July 31, 2024, and the related consolidated statements of loss and comprehensive loss, changes in equity and cash flows for the years then ended, and notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of July 31, 2025 and July 31, 2024, and the results of its consolidated operations and its consolidated cash flows for the years then ended in accordance with IFRS® Accounting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company incurred a net loss during the year ended July 31, 2025 and, as of that date, the Company had a working capital deficiency and an accumulated deficit. These events or conditions, along with other matters as set forth in Note 2, indicate that a substantial doubt exists on the Company’s ability to continue as a going concern. Our opinion is not modified in respect of this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with IFRS Accounting Standards, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

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Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ MNP LLP

Vancouver, BC, Canada

September 9, 2026

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Silver47 Exploration Corp.

Consolidated Statements of Financial Position

(Expressed in Canadian dollars)

As at	Note	July 31, 2025	July 31, 2024
		$	$
ASSETS
Current assets
Cash and cash equivalents	5	4,843,916	4,041,322
Tax and other receivables		107,724	41,457
Prepaid expenses	6	506,908	423,425
		5,458,548	4,506,204
Non-current assets
Property and equipment		8,150	-
Exploration and evaluation assets	7	11,196,676	11,176,094
		11,204,826	11,176,094
TOTAL ASSETS		16,663,374	15,682,298
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities		1,799,518	1,739,446
Share based payment liabilities - current	8	1,075,329	470,229
		2,874,847	2,209,675
Non-current liabilities
Share-based payment liabilities - long term	8	-	240,266
TOTAL LIABILITIES		2,874,847	2,449,941
EQUITY
Share capital	9b	27,424,699	13,743,031
Special warrants	9f	-	4,846,430
Contributed surplus	9e,g,h	4,984,512	3,137,609
Accumulated deficit		(18,670,227)	(8,539,561)
Foreign currency translation reserve		49,543	44,848
TOTAL EQUITY		13,788,527	13,232,357
TOTAL LIABILITIES AND EQUITY		16,663,374	15,682,298

Going Concern (Note 2)

Commitments (Note 7)

Subsequent Events (Note 15)

Approved by the Board of Directors:

/s/ “Gary Thompson”	/s/ “Ryan Goodman”
Gary Thompson	Ryan Goodman
Director	Director

The accompanying notes are an integral part of these consolidated financial statements

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Silver47 Exploration Corp.

Consolidated Statements of Loss and Comprehensive Loss

(Expressed in Canadian dollars)

For the years ended	Note	July 31, 2025	July 31, 2024
		$	$
Operating expenses
Exploration expenses	7	4,695,295	2,587,721
General and administrative expenses	10	3,790,986	1,253,100
Share-based compensation	8,9e	1,781,480	746,281
Depreciation expenses	7	2,574	-
		10,270,335	4,587,102
Other items
Interest income		(92,454)	(60,274)
Flow through share premium	9c	(65,043)	-
Change in fair value of share-based payment liabilities	8	13,853	-
Foreign exchange (gain)/loss		3,975	(6,863)
		(139,669)	(67,137)

Net loss		10,130,666	4,519,965
Other comprehensive income
Translation gain on foreign operations		(4,695)	(44,848)

Comprehensive loss		10,125,971	4,475,117

Weighted average number of shares – basic and diluted		56,077,978	41,965,645
Loss per share – basic and diluted		$0.18	$0.11

The accompanying notes are an integral part of these consolidated financial statements

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Silver47 Exploration Corp.

Consolidated Statements of Changes in Equity

(Expressed in Canadian dollars)

					Contributed Surplus
	Number of Common Shares	Number of Special Warrants	Share Capital	Special Warrants	Share-based payment reserve	Warrant Reserve	Foreign Currency Translation Reserve	Accumulated Deficit	Total
			$	$	$	$	$	$	$
Balance at July 31, 2023	33,746,467	-	6,243,031	-	1,140,585	1,919,967	-	(4,019,596)	5,283,987
Issued capital for acquisition	10,000,000	-	7,500,000	-	-	-	-	-	7,500,000
Stock based compensation	-	-	-	-	35,786	-	-	-	35,786
Special warrants issuance	-	6,297,393	-	4,846,430	-	41,271	-	-	4,887,701
Net loss and comprehensive loss for the year	-	-	-	-	-	-	44,848	(4,519,965)	(4,475,117)
Balance at July 31, 2024	43,746,467	6,297,393	13,743,031	4,846,430	1,176,371	1,961,238	44,848	(8,539,561)	13,232,357
Issued capital for special warrants conversion	6,297,393	(6,297,393)	4,216,691	(4,846,430)	-	629,739	-	-	-
Stock based compensation	-	-	-	-	940,250	-	-	-	940,250
Equity-settled share-based payment	-	-	-	-	67,994	-	-	-	67,994
Issued capital for RSU settlement	925,000	-	490,250	-	-	-	-	-	490,250
Issued capital for private placement	19,467,592	-	8,974,727	-	-	208,920	-	-	9,183,647
Net loss and comprehensive loss for the year	-	-	-	-	-	-	4,695	(10,130,666)	(10,125,971)
Balance at July 31, 2025	70,436,452	-	27,424,699	-	2,184,615	2,799,897	49,543	(18,670,227)	13,788,527

The accompanying notes are an integral part of these consolidated financial statements

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Silver47 Exploration Corp.

Consolidated Statements of Cash Flows

(Expressed in Canadian dollars)

For the years ended	July 31, 2025	July 31, 2024
	$	$
Cash flows used in operating activities
Net loss	(10,130,666)	(4,519,965)
Adjusted for
Interest income	(92,454)	(60,274)
Items not involving cash
Depreciation expense	2,574	-
Stock-based compensation expense	1,781,480	746,281
Equity settled share-based payment	67,994	-
Flow through share premium	(65,043)	-
Change in fair value of share-based payment liabilities	13,853	-
Foreign exchange gain	(13,003)	(6,863)
Net change in non-cash working capital items:
Tax and other receivables	(77,122)	(16,287)
Prepaid expenses	(83,483)	(126,405)
Accounts payable and accrued liabilities	60,072	1,611,556
Net cash flows used in operating activities	(8,535,798)	(2,371,957)
Cash flows used in investing activities
Interest income received	103,309	48,424
Investment in property and equipment	(10,724)	-
Investment in acquisition of exploration and evaluation assets[1]	-	(543,040)
Net cash flow provided by (used in) investing activities	92,585	(494,616)
Cash flows from financing activities
Proceeds from private placement	9,798,839	-
Proceeds from private placement of special warrants	-	4,887,700
Share issuance costs	(550,149)	-
Net cash flow provided by financing activities	9,248,690	4,887,700
Decrease in cash and cash equivalents during the year	805,477	2,021,127
Effect of exchange rate changes on cash	(2,883)	(26,808)
Cash and cash equivalents, beginning of year	4,041,322	2,047,003
Cash and cash equivalents, end of year	4,843,916	4,041,322

1 The Company issued 10,000,000 common shares at a price of $0.75 for total value of $7,500,000 for acquisition of the exploration and evaluation assets.

The accompanying notes are an integral part of these consolidated financial statements

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Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2025 and 2024

(Expressed in Canadian dollars)

1. Nature of Operations

Silver47 Exploration Corp. (“Silver47” or “the Company”) is a company amalgamated in Canada on January 29, 2021. On September 11, 2023, the Company incorporated a 100% owned subsidiary, Silver47 USA Inc. (“S47 US” or “the Sub Company”) under the law of the State of Delaware.

The Company currently trades on the TSX-V and the OTCQB Venture Market under the trading symbols “AGA” and “AAGAF” respectively.

The Company is engaged in mineral exploration of precious metal in Canada and USA. The Company’s head office is located at Suite 551, 409 Granville Street, Vancouver, British Columbia, V6C 1T2, Canada.

2. Going Concern

The consolidated financial statements are prepared on a going concern basis, which assumes that the Company will continue its operations in the normal course of business. At present, the Company’s operations do not generate cash flows. Should the Company be unable to continue as a going concern, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due.

The Company incurred a net loss of $10,130,666 (2024 - $4,519,965) and had negative cash flows relating to operating activities of $8,535,798 (2024 - $2,371,957) for the year ended July 31, 2025. These conditions indicate the existence of a material uncertainty which may cast significant doubt related to the Company’s ability to continue as a going concern. The continuation of the Company as a going concern is dependent on the ability of the Company to achieve positive cash flow from operations and/or obtain necessary equity or other financing to continue exploration on its exploration and evaluation assets. These consolidated financial statements do not reflect any adjustments to the carrying values of assets and liabilities, reported expenses, and balance sheet classifications that would be necessary should the Company be unable to continue as a going concern, and these adjustments could be material. The Company intends to raise the required funds through the issuance of equity, by securing strategic partners or issuing debt.

3. Basis of Preparation

3.1 Statement of compliance

These consolidated financial statements for the years ended July 31, 2025 and 2024 have been prepared in accordance with IFRS® Accounting Standards as issued by the International Accounting Standards Board (“IFRS”). In addition, these consolidated financial statements have been prepared using the accrual basis of accounting, except for cash flow information. These consolidated financial statements were authorized for issue by the Company’s board of directors (the “Board”) on September 9, 2026.

3.2 Basis of presentation

The Company’s consolidated financial statements have been prepared on an accrual basis and are based on historical cost basis, except for financial instruments which are classified as fair value through profit or loss, or fair value through other comprehensive income. The Company’s consolidated financial statements are presented in Canadian dollars (“CAD”) which is the Company’s functional currency. The Sub Company has US Dollar (“USD”) as functional currency.

3.3 Use of estimates and judgements

The preparation of consolidated financial statements in accordance with IFRS requires management to make estimates, judgements and assumptions that affect the measurements of assets, liabilities, revenues, expenses and certain disclosures reported in these financial statements. Actual results may vary from these estimates.

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Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2025 and 2024

(Expressed in Canadian dollars)

3. Basis of Preparation (continued)

3.3 Use of estimates and judgements (continued)

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Accounting estimates will, by definition, seldom equal the actual results. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future years affected.

Significant estimates made by management include the following:

i. Valuation of options and warrants

Management uses the Black-Scholes option pricing model to determine the fair value of options and warrants issued. This model requires assumptions of the expected future volatility of the Company’s common shares, expected life of warrants, future risk-free interest rates and the dividend yield of the Company’s common shares.

ii. Income taxes

Provisions for income and other taxes are based on management’s interpretation of taxation laws, which may differ from the interpretation by taxation authorities. Such difference may result in eventual tax payments differing from amounts accrued. Reporting amounts for deferred tax assets and liabilities are based on management’s expectation for the timing and amounts of future taxable income or loss, as well as future taxation rates. Changes to these underlying estimates may result in changes to the carrying value, if any, of deferred income tax assets and liabilities.

Significant areas requiring the use of management’s judgments include:

i. Going concern

Management has applied judgements in the assessment of the Company’s ability to continue as a going concern when preparing its financial statements for the year ended July 31, 2025. Management prepares the financial statements on a going concern basis unless management either intends to liquidate the entity or to cease trading or has no realistic alternative but to do so. In assessing whether the going concern assumption is appropriate, management takes into account all available information about the future, which is at least, but is not limited to, twelve months from the end of the reporting period. Please refer to note 1 for additional information.

ii. Impairment of exploration and evaluation assets (“E&E assets”)

Management reviews and assesses the carrying amount of exploration and evaluation assets for indicators of impairment when facts or circumstances suggest that the carrying amount is not recoverable. If impairment indicators are identified, an impairment test is performed and the amount by which the carrying value of the assets exceeds the estimated fair value is charged to profit of loss as an impairment loss.

4. Material Accounting Policies

Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, S47 US, from the date of incorporation of September 11, 2023. Inter-company balances and transactions, including unrealized income and expenses arising from inter-company transactions, are eliminated on consolidation.

Foreign currency translation and transactions

Transactions in foreign currency

The Company and the Sub Company record transactions using its functional currency, being the currency of the primary economic environment in which it operates. Foreign currency transactions are translated into the respective functional currency of each entity using the foreign currency rates prevailing at the date of the transaction. Period-end balances of monetary assets and liabilities in foreign currency are translated to the respective functional currencies using period-end foreign currency rates. Foreign currency gains and losses arising from the settlement of foreign currency transactions are recognized in profit or loss.

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Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2025 and 2024

(Expressed in Canadian dollars)

4. Material Accounting Policies (continued)

Foreign currency translation and transactions (continued)

Foreign operations translation

The assets and liabilities of foreign operations are translated into CAD at period-end foreign currency rates. Revenues and expenses of foreign operations are translated into CAD at average rates for the period. Foreign currency translation gains and losses are recognized in other comprehensive gain/loss.

Cash and cash equivalents

Cash and cash equivalents comprise of cash, cashable guaranteed investment certificate (“GIC”) and short-term GIC in bank.

Financial Instruments

The Company classifies its financial instruments in the following categories: as fair value through profit or loss (“FVTPL”), fair value through other comprehensive income (“FVTOCI”), financial assets at amortized cost, and financial liabilities at amortized cost. The classification depends on the purpose for which the financial asset or liabilities were acquired. Management determines the classification of financial assets and liabilities at initial recognition.

Recognition

Financial instruments are recognized in the statements of financial position on the trade date, being the date in which the Company becomes a party to the contractual provisions of the financial instrument.

Classification

The Company classifies its financial assets and financial liabilities using the following measurement categories:

(a) Those to be measured subsequently at fair value (either through other comprehensive loss or through profit or loss); and (b) Those to be measured at amortized cost.

The classification of financial assets depends on the business model for managing the financial assets and the contractual terms of the cash flows. Financial liabilities are classified as those to be measured at amortized cost unless they are designed as those to be measured subsequently at fair value through profit or loss (an irrevocable election at the time or recognition). For assets and liabilities measured at the fair value, gains and losses are either recorded in profit or loss or other comprehensive loss.

The Company reclassifies financial assets when and only when its business model for managing those assets changes. Financial liabilities are not reclassified.

Cash and cash equivalents is classified as amortized cost. Accounts payable and accrued liabilities are classified as other financial liabilities and measured at amortized cost. Such financial liabilities are recognized initially at fair value less any directly attributable transaction costs. Subsequent to initial recognition, these financial liabilities are measured at amortized cost using the effective interest rate method. Interest expense is recorded in profit and loss.

Share based payment liabilities are classified as other financial liabilities and measured at fair value through profit and loss. Such financial liabilities are recognized initially at fair value. Subsequent to initial recognition, these financial liabilities are measured at fair value on reporting date. Change of fair value is recorded in profit and loss.

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Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2025 and 2024

(Expressed in Canadian dollars)

4. Material Accounting Policies (continued)

Financial Instruments (continued)

Derecognition

A financial asset or, where applicable, a part of a financial asset or part of a group of similar financial assets is derecognized when:

●	the contractual rights to receive cash flows from the asset have expired; or
●	the Company has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a ‘pass-through’

Arrangement; and either (a) the Company has transferred substantially all the risks and rewards of the asset; or (b) the Company has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

On derecognition, the difference between the carrying amount (measured at the date or derecognition) and the consideration received (including any new asset obtained less any new liability obtained) is recognized in statement of loss and comprehensive loss.

Financial liabilities are derecognized when its contractual obligations are discharged, cancelled or expire. The Company also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value.

Fair value hierarchy

Fair value measurements of financial instruments are required to be classified using a fair value hierarchy that reflects the significance of inputs used in making the measurements. The levels of the fair value hierarchy are defined as follows:

Level 1 - Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 - Inputs for assets or liabilities that are not based on observable market data.

The Company’s financial instruments classified as Level 1 in the fair value hierarchy is cash and cash equivalents. The fair value of all other financial instruments which include accounts payable and accrued liabilities and due to related parties approximate their carrying values due to their short-term nature.

Related party transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

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Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2025 and 2024

(Expressed in Canadian dollars)

4. Material Accounting Policies (continued)

Property and equipment

Property and equipment are stated at historical cost less accumulated depreciation and accumulated impairment losses.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of the replaced asset is derecognized. All other repairs and maintenance are charged to the consolidated statements of comprehensive loss during the financial period in which they are incurred.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized in the consolidated statements of comprehensive loss.

Amortization is calculated on a declining balance method to write off the cost of the assets to their residual values over their estimated useful lives. The amortization rates applicable as below:

Computers	55%
Equipment	30%

Exploration and evaluation expenditures

The Company capitalizes the cost of acquiring exploration and evaluation assets. Expenses related to exploration and development of exploration and evaluation assets are expensed through the consolidated statement of loss and comprehensive loss. Such costs, include, but are not limited to, geological and geophysical studies, exploratory drilling and sampling.

Impairment of E&E assets

In accordance with the Company’s accounting policy, the Company’s E&E assets are evaluated every reporting period to determine whether there are any indications of impairment. If any such indication exists, which is often judgmental, a formal estimate of recoverable amount is performed, and an impairment loss is recognized to the extent that the carrying amount exceeds the recoverable amount. The recoverable amount of an asset or cash generating group of assets is measured at the higher of fair value less costs to sell and value in use. The evaluation of asset carrying values for indications of impairment includes consideration of both external and internal sources of information, including such factors as market and economic conditions, metal prices, future plans for the Company’s mineral properties and mineral resources and/or reserve estimates. Management has assessed for impairment indicators for the Company’s E&E assets and has concluded that no indicators of impairment were identified, and the Company plans to continue with its objective of developing the E&E Assets.

Share based payment liabilities

Share based payment liabilities are the liabilities arising from the cash-settled share-based payment transactions.

Restricted Stock Units (“RSU”s) are stock-based awards that may be granted by the Company to certain eligible participants pursuant to its Share Compensation Plan (the “Plan”). RSUs are accounted for as a liability which have cash-settled share-based payment feature as the settlement is at the option of the holder, is measured at fair value on the grant date and is subsequently adjusted at each financial position reporting date for changes in fair value. Participants have the choice to settle the RSU by cash, common shares, or combination of cash and common shares.

The liability is recognized over the vesting period with a corresponding charge as a share-based compensation expense.

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Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2025 and 2024

(Expressed in Canadian dollars)

4. Material Accounting Policies (continued)

Equity-settled share-based payments

Equity-settled share-based payments are RSU granted by the Company to outside service providers to compensate service provided. The fair value of the services is measured with reference to the fair value of RSU granted during the period of service. The service cost is recognized as expenses and RSU granted for the service is recognized as contributed surplus during the period of service.

Share capital

Common shares are classified as equity. Transaction costs directly attributable to the issue of common shares and share options are recognized as a deduction from equity, net of any tax effects. Common shares issued for consideration other than cash, are valued based on their fair value at the date the shares are issued.

Flow-through shares

Expenditure deductions for income tax purposes related to exploratory activities funded by flow-through equity instruments are renounced to investors in accordance with income tax legislation. The proceeds from issuance are allocated between the offering of shares and the transfer of tax deductions. The allocation is made based on the difference between the quoted price of the existing shares and the amount the investor pays for the shares. A liability is recognized for this difference. The liability is reversed as eligible exploration expenditures are incurred and a flow through share premium is recognized at that time.

Special warrants

Special warrants are classified separately in equity. Once special warrants are converted to common share, relative fair value methods will be used to allocate total proceeds of the special warrant units to the common share and warrant in proportion to their relative fair values. Any fair value attributed to the warrants is recorded as contributed surplus.

Warrants

The Company has adopted a relative fair value method with respect to the measurement of shares and warrants issued as private placement units before listed on TSX Venture Exchange (the “Listing”). The relative fair value method allocates total proceeds of the private placement units to the shares and warrants in proportion to their relative fair values. Any fair value attributed to the warrants is recorded as contributed surplus.

The Company has elected not to remeasure fair value of warrants issued when modify the terms and conditions of the warrants.

The Company has adopted residual method with respect to the measurement of shares and warrants issued for conversion of Special Warrants and private placement after the Listing. Under the residual method, one component is measured first, and the residual amount is allocated to the remaining component. Any residual value attributed to the warrants is recorded as contributed surplus.

Income taxes

Income tax is recognized in profit or loss except to the extent that it relates to items recognized directly in equity, in which case it is recognized in equity. Current tax expense is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at period end, adjusted for amendments to tax payable with regards to previous years.

12

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2025 and 2024

(Expressed in Canadian dollars)

4. Material Accounting Policies (continued)

Income taxes (continued)

Deferred tax is recorded using the statement of financial position liability method, providing for temporary differences, between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The following temporary differences are not provided for: goodwill not deductible for tax purposes; the initial recognition of assets or liabilities that is not a business combination, affects neither accounting nor taxable profit or loss and does not give rise to equal taxable and deductible temporary differences; and differences relating to investments in subsidiaries to the extent that they will probably not reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities on an undiscounted basis, using tax rates enacted or substantively enacted at the statement of financial position date.

A deferred tax asset is recognized only to the extent that it is probable that future taxable profits will be available against which the asset can be utilized.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

Earnings/Loss per share

Basic earnings/loss per share is computed by dividing the net income or loss attributable to the owners of the Company by the weighted average number of common shares outstanding for the relevant period.

Diluted earnings/loss per share is determined by adjusting the earnings or loss attributable to the owners of the Company and the weighted average number of common shares outstanding for the effects of dilutive instruments, which includes stock options and common share purchase warrants, as if their dilutive effect was at the beginning of the period. The calculation of the diluted number of common shares assumes that proceeds received from the exercise of “in-the-money” stock options and common share purchase warrants are used to purchase common shares of the Company at their average market price for the period. In periods that the Company reports a net loss, per share amounts are not presented on a diluted basis as the result would be anti-dilutive.

New Accounting Standards Pronouncements

Amendments to IFRS 9 and IFRS 7 – Amendments to the Classification and Measurement of Financial Instruments

In May 2024, the IASB issued Amendments to the Classification and Measurement of Financial Instruments (Amendments to IFRS 9 and IFRS 7). These amendments updated classification and measurement requirements in IFRS 9 Financial Instruments and related disclosure requirements in IFRS 7 Financial Instruments: Disclosures. The IASB clarified the recognition and derecognition date of certain financial assets and liabilities, and amended the requirements related to settling financial liabilities using an electronic payment system. It also clarified how to assess the contractual cash flow characteristics of financial assets in determining whether they meet the solely payments of principal and interest criterion, including financial assets that have environmental, social and corporate governance (ESG)-linked features and other similar contingent features. The IASB added disclosure requirements for financial instruments with contingent features that do not relate directly to basic lending risks and costs and amended disclosures relating to equity instruments designated at fair value through other comprehensive income.

The amendments are effective for annual periods beginning on or after January 1, 2026, with early application permitted. Management is currently assessing the effect of these amendments on our financial statements.

13

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2025 and 2024

(Expressed in Canadian dollars)

4. Material Accounting Policies (continued)

IFRS 18 – Presentation and Disclosure in Financial Statements (continued)

In April 2024, the IASB issued IFRS 18, Presentation and Disclosure of Financial Statements, which replaces IAS 1, Presentation of Financial Statements. IFRS 18 introduces a specified structure for the income statement by requiring income and expenses to be presented into the three defined categories of operating, investing and financing, and by specifying certain defined totals and subtotals. Where company-specific measures related to the income statement are provided, IFRS 18 requires companies to disclose explanations around these measures, which are referred to as management-defined performance measures. IFRS 18 also provides additional guidance on principles of aggregation and disaggregation which apply to the primary financial statements and the notes. IFRS 18 will not affect the recognition and measurement of items in the financial statements, nor will it affect which items are classified in other comprehensive income and how these items are classified. The standard is effective for reporting periods beginning on or after January 1, 2027, including for interim financial statements. Retrospective application is required, and early application is permitted. Management is currently assessing the effect of this new standard on our financial statements.

As of July 31, 2025, there are no other IFRS or IFRIC interpretations with future effective dates that are expected to have a material impact on the Company.

5. Cash and cash equivalents

Cash and cash equivalents include cash in the bank, cashable GIC and short term GICs. As at July 31, 2025, the short term GICs carried interest rates ranging from 1.45% to 2.90% per annum (2024: 4.58% to 5.25%). A summary of cash and cash equivalents is as follow:

	July 31, 2025	July 31, 2024
Cash	$4,413,626	$1,785,102
Short term GICs	430,290	2,256,220
Total	$4,843,916	$4,041,322

6. Prepaid expenses

As at July 31, 2025, the Company had $314,141 (July 31, 2024 - $312,715) prepaid general and administrative expenses and $192,767 prepaid exploration expenses (July 31, 2024 - $110,710).

7. Exploration and Evaluation Assets

Exploration and Evaluation (“E&E”) assets consist of costs to acquire the Company’s projects which are pending determination of technical feasibility and commercial viability in Canada and USA.

Michelle Project

On November 2, 2021, the Company finalized a purchase agreement with Silver Range Resources Ltd. (“Silver Range”) to acquire 100% interest in the Silver-Lead Zinc-Antimony-Gallium Project (“Michelle Property”) located in central Yukon.

On November 15, 2021, the Company issued 5,650,000 common shares to Silver Range at a price of $0.50 per share with total cost of $2,825,000 to close the purchase and sale transaction as below:

●	The Company owns 100% interest in the Michelle Property
●	Granting Silver Range a 1% Net Smelter Return. The Company will have a right of first refusal on the sale of the royalty.

14

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2025 and 2024

(Expressed in Canadian dollars)

7. Exploration and Evaluation Assets (continued)

Adams Plateau Project

From August 30, 2022 to May 18, 2023, the Company signed 4 Mineral Claims Purchase Sales Agreements (the “AP Agreements”) with 6 beneficiary owners of Adams Plateau Property (the “AP Property”) located in Kamloops, British Columbia to acquire the AP property.

Pursuant to the AP Agreements, the Company obtained 100% interest in the AP Property with total cost of $230,500 and commitments as below:

●	From August 30, 2022 to May 18, 2023, the Company paid 6 beneficiary owners total of $78,000 in cash;
●	On March 24, 2023, the Company issued 200,000 common shares to 3 beneficiary owners at a price of $0.75 to $0.80 with total value of $152,500.
●	Granting 1 beneficiary owner a 1% Net Smelter Return (the “Royalty”) on all minerals produced from the AP property; and
●	Silver47 holds the option to purchase the 1% Royalty from the beneficiary owner at any time prior to commercial production for $500,000 payable in cash or shares or any combination thereof.

Red Mountain Project

On October 6, 2023, the Company closed purchase transactions under the Mineral Property Purchase and Sales Agreement with White Rock and its subsidiary companies, Atlas Resources Pty Ltd., and White Rock (RM) Inc. (collectively, the “Sellers”) to acquire 100% of Red Mountain VMS Project (the “RM Property”) located in central Alaska, USA with cost of $8,048,400 including below:

●	USD $400,000 in cash.
●	10,000,000 common shares of the Company issued at a price of $0.75 (the “Deemed Issue Price”) for total value of $7,500,000.

The Company and Sellers also agreed to the following responsibility which arise post-closing:

●	Carry forward work credits for the Property of USD $385,100 each year from September 1, 2023 through September 26, 2026 will be available to apply for the Company.

As at July 31, 2025, the Company has invested as below to acquire various projects as a result of the above transactions:

	Michelle Project	Adams Plateau Project	Red Mountain Project	Total
Balance as of July 31, 2023	$2,825,000	$230,500	$-	3,055,500
Acquisition cost	-	-	8,048,400	8,048,400
Foreign currency translation adjustment	-	-	72,194	72,194
Balance as of July 31, 2024	2,825,000	230,500	8,120,594	11,176,094
Foreign currency translation adjustment	-	-	20,582	20,582
Balance as of July 31, 2025	2,825,000	230,500	8,141,176	11,196,676

15

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2025 and 2024

(Expressed in Canadian dollars)

7. Exploration and Evaluation Assets (continued)

During the years ended July 31, 2025 and 2024, the Company incurred the following exploration expenditures:

	July 31, 2025	July 31, 2024
	$	$
Geology data and software	35,243	22,113
Insurance	13,778	-
Mapping	-	7,030
Outsource drilling and exploration expenses	3,703,622	1,865,594
Permitting	491,905	370,196
Salary expense	352,709	169,309
Tools and consumable supplies	-	136,960
Travel	98,038	16,519
Total	4,695,295	2,587,721

8. Share based payment liabilities

Under the Company’s Share Compensation Plan (the “Plan”), the RSUs granted shall become vested in accordance with schedules set up in the RSU agreements. At the option of the participant, the participant may choose to receive (i) a lump sum payment in cash equal to the number of vested RSUs multiplied by the market value of a common share on the payout date; (ii) the number of underlying common shares or; (iii) any combination of the foregoing.

The Company measures the cost of cash-settled share-based transactions by reference to the fair value of the equity instruments at the date at which they are granted.

Until the liabilities are settled, the Company remeasure the fair value of the liabilities at the end of each reporting period and at the date of settlement, with any changes in fair value recognised in profit or loss for the period.

On April 9, 2025, the Company issued 925,000 shares to settle RSUs vested and recognized $46,250 gain on changes of fair value for share-based payments liabilities from the settlement. (Note 9b)

During the year ended July 31, 2025, the Company recognized loss of $13,853 (2024 - $Nil) on changes of fair value for share-based payment liabilities.

The changes in RSUs during the year ended July 31, 2025 are as follows:

Number of RSUs
RSUs outstanding, as at July 31, 2023	-
Granted	2,600,000
Cancelled	(250,000)
RSUs outstanding, as at July 31, 2024	2,350,000
Granted	800,0001
Exercised	(925,000)
RSUs outstanding, as at July 31, 2025	2,225,000

1 RSU granted to outside service provider for service provided (Note 9h)

Total share-based compensation expenses of $841,230 (2024 – $710,495) for the year ended July 31, 2025 were recognized.

16

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2025 and 2024

(Expressed in Canadian dollars)

8. Share based payment liabilities (continued)

As at July 31, 2025, share based payment liabilities were $1,075,329 (July 31, 2024 - $710,495) based on the estimated fair value of $0.94 (July 31, 2024 - $0.75). The RSUs vest and are payable based on vesting schedules set up in the RSU agreements. $1,075,329 (July 31, 2024 - $470,229) were included in share-based payment liabilities – current and $Nil (July 31, 2024 - $240,266) were included in share-based payment – long term based on RSUs vest and payable date.

9. Share Capital

a) Authorized

Unlimited number of common shares with no par value.

b) Issued and Outstanding

As at July 31, 2025, the Company has the following common shares issued:

	Number of Common Shares	Share Capital $
Balance at July 31, 2023	33,746,467	6,243,031
Issued capital for acquisition	10,000,000	7,500,000
Balance at July 31, 2024	43,746,467	13,743,031
Issued capital for special warrants conversion	6,297,393	4,216,691
Issued capital for special RSU settlement	925,000	490,250
Issued capital for private placement	19,467,592	8,974,727
Balance at July 31, 2025	70,436,452	27,424,699

On October 6, 2023, the Company issued 10,000,000 common shares to the beneficiary owners of RM Property for acquisition. Total value of the share insurance is $7,500,000 with 10,000,000 common shares at $0.75 (Note 7).

On November 6, 2024, the Company issued 6,297,393 common shares to exercise Special Warrants issued in the private placement during year ended July 31, 2024 (Note 9f).

From March 5 to April 4, 2025, the Company completed non-broker private placement. The Company issued 18,538,400 units of common share at $0.50 each (the ‘Unit”) for gross proceeds of $9,269,200, and 929,192 flow-through unit at $0.57 each (the “FT Unit”) for gross proceeds of $529,639. (the “Non-Broker Offering”). $65,044 flow through share liabilities recognized for the FT Units issued.

Each Unit will consist of one common share of the Company (the “Common Share”) and one-half of one common share purchase warrant (a “Half-Warrant”, with two Half-Warrants being referred to as a “Warrant”). Each Warrant shall entitle the holder thereof to acquire one Common Share at a price of $0.75 within 36 months following issuance.

Each FT Unit will consist of one Common Share and a Half-Warrant (subject to the same terms as indicated above), each issued as a “flow-through share” pursuant to the Income Tax Act (Canada).

The Company paid the finder’s fee of $336,233 and the legal and transfer agent fees of $213,916 for the Non-Broker Offering.

On April 9, 2025, the Company issued 925,000 common shares to settle RSUs vested for a total value of $490,250. (Note 8)

17

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2025 and 2024

(Expressed in Canadian dollars)

9. Share Capital (continued)

c) Flow-through shares

During the year ended July 31, 2025, the Company raised $529,639 on a CEE flow-through share basis and was required to incur a net total of $529,639 of qualifying expenditures to renounce the tax deductions to investors.

As at July 31, 2025, the Company has $Nil (2024 - $Nil) flow-through share premium liability. The Company incurred $529,639 of qualifying expenditure during the year to offset the liability.

The flow-through share premium of $65,043 (2024 - $Nil) was recognized for the year ended July 31, 2025.

d) Escrow shares

As at July 31, 2025, there were 5,393,027 shares in escrow (2024 – Nil).

e) Share options

On September 30, 2021, the Company has implemented a Share Compensation Plan (“the Plan”) in which 10% of the total number of common shares that are issued and outstanding can be granted.

All stock options expire in ten years and vest based on terms and conditions set out in the stock option agreements. A summary of the Company’s stock option plan activities is as follows:

	Number of Options	Weighted Average Exercise Price
Options outstanding, as at July 31, 2023	1,850,000	$0.50
Granted	100,000	$0.75
Options outstanding, as at July 31, 2024	1,950,000	$0.51
Granted	2,600,000	$0.60
Options outstanding, as at July 31, 2025	4,550,000	$0.56

As July 31, 2025, the weighted-average life of the options outstanding was 8.22 years (2024 – 7.28 years). Details of stock options outstanding as at July 31, 2025 were as follows:

Exercise price	Weighted average contractual life	Number of options outstanding	Number of options exercisable
$0.50	6.17	1,850,000	1,850,000
$0.60	9.68	2,600,000	1,150,000
$0.75	8.34	100,000	50,000
Total	8.22	4,550,000	3,050,000

Total share-based compensation expenses of $940,250 (2024 – $35,786) for the year ended July 31, 2025 were recognized based on the estimated fair value of the options on the grant date using the Black-Scholes option pricing model with the following assumptions:

	2025	2024
Risk-free rate	2.89%	3.56%
Dividend yield	nil	nil
Annualized volatility	121.44%	121.50%
Fair value at grant date	$0.60	$0.75
Expected life	10 years	10 years

18

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2025 and 2024

(Expressed in Canadian dollars)

9. Share Capital (continued)

f) Special Warrants

The following was a summary of special warrant outstanding as at July 31, 2025:

	Number of Special Warrants	Special Warrants Capital
	#	$
Special warrants outstanding and exercisable, as at July 31, 2023	-	-
Special warrants issued	6,297,393	5,037,914
Special warrants issuance cost	-	(191,484)
Special warrants outstanding and exercisable, as at July 31, 2024	6,297,393	4,846,430
Special warrants converted	(6,297,393)	(4,846,430)
Special warrants outstanding and exercisable, as at July 31, 2025	-	-

On April 2, 2024, the board of the Company approved to complete a private placement of up to 6,250,000 Special Warrants of the Company, in one or more tranches, at a price of $0.80 per Special Warrant for aggregate proceeds of up to $5,000,000 (the “Private Placement”). Each Special Warrant entitles the holder to receive one unit of Common Share of the Company and one half of one common share purchase warrant (each whole common share purchase warrant, a “Warrant”). Each Warrant entitles the holder to purchase one Common Share at price of $1.00 per share until the expire date.

During the year ended July 31, 2024, the Company issued 6,297,393 Special Warrants for proceeds of $5,037,915 under the terms of the Private Placement. Finder’s fee consists of $82,403 in cash and 103,005 Warrants valued at $41,271 using Black-Scholes pricing model (Note 9g). The Company also incurred $67,810 in cash related to share issuance costs.

On November 6, 2024, the Company issued 6,297,393 common shares and 3,148,695 warrants to exercise 6,297,393 Special Warrants issued in the private placement during the year ended July 31, 2024.

A fair value of $4,408,175 was attributed to share capital based on $0.70 per common share on the first day the Company listed on TSX Venture Exchange (“TSXV”). The residual value of $629,739 was attributed to the warrants. Upon conversion of Special Warrants to Common Shares and Warrants, the Company recognized $191,484 Special Warrants issuance cost as share issuance cost.

As at July 31, 2025, the Company has Nil (2024 – 6,297,393) Special Warrants outstanding.

g) Warrants

In March 2023, the Company extended the exercise period of all of its common share purchase warrants (the “Warrants”) by two (2) years from the effective date of listing of the Company’s common shares on the TSX Venture Exchange or other stock exchange in Canada (the “Extended Expiry Date”).

The Extended Expiry Date supersedes and replaces the expiry date set forth in the original warrant certificate. All other terms of the Warrants remain the same and unamended.

The Company listed its common share on TSXV on November 14, 2024 and replaced the expiry date of 7,108,043 Warrants by November 14, 2026 accordingly.

19

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2025 and 2024

(Expressed in Canadian dollars)

9. Share Capital (continued)

g) Warrants (continued)

The following is a summary of warrant transactions for the year ended July 31, 2025:

Number of Warrants
Warrants outstanding, as at July 31, 2023	7,108,043
Granted	103,005
Warrants outstanding, as at July 31, 2024	7,211,048
Granted	13,551,649
Warrants outstanding, as at July 31, 2025	20,762,697

The following warrants were outstanding and exercisable as at July 31, 2025:

Expire Date	Exercise Price $	Number of Warrants Outstanding	Weighted Average Contractual Life (years)
June 06, 2026	0.80 - 1.00	16,625	0.85
November 14, 2026	0.50 - 1.00	10,343,118	1.29
March 05, 2028	0.75	4,319,684	2.60
March 12, 2028	0.75	2,097,940	2.62
March 21, 2028	0.75	2,081,450	2.64
April 04, 2028	0.75	1,903,880	2.68
		20,762,697	1.96

During the year ended July 31, 2024, 103,005 common shares purchase warrants were granted for Finder’s fee of the Special Warrants Private Placement. The Company recorded fair value of $47,271 for the warrants granted.

The fair value of the share warrants granted was estimated to be $0.35 - $0.41 per warrant at the date of grant using Black-Scholes option pricing model with following assumptions:

Risk-free rate	2.39% - 2.59%
Warrants exercise price	$0.75
Dividend yield	nil
Annualized volatility	92.49% - 92.98%
Expected life	3 years

On November 6, 2024, the Company issued 3,148,695 warrants to exercise Special Warrants, $629,739 was attributed to the warrants issued under the residual value method (Note 9f).

From March 5 to April 4, 2025, the Company issued 9,733,796 warrants and 669,158 finder’s warrants for the Non-Broker Offering (Note 9b).

h) Equity-settled share -based payments

On May 15, 2025, the Company issued 800,000 RSU to a service provider for 2-year services. During the year ended July 31, 2025, $67,994 service cost and equity-settled share-based payments are recognized based on 83,333 shares of RSU earned at average share price of $0.82.

20

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2025 and 2024

(Expressed in Canadian dollars)

10. General and administrative expenses

General and administrative expenses for the years ended July 31, 2025, and 2024:

	2025	2024
	$	$
Audit and accounting fees	128,260	79,109
Consulting fees	1,124,632	391,795
Office and administrative	138,880	50,349
Legal fees	842,073	281,552
Management and directors’ fee	817,500	317,664
Marketing and investor relation fees	677,925	128,410
Transfer agent and filing fees	61,716	4,221
Total	$3,790,986	$1,253,100

11. Income Taxes

The following table reconciles the expected income tax expense (recovery) at the Canadian statutory income tax rates to the amounts recognized in the statement of operations and comprehensive loss for the years ended July 31, 2025 and 2024:

	July 31, 2025	July 31, 2024
	$	$
Net loss before tax	(10,130,666)	(4,519,965)
Statutory tax rate	27%	27%
Expected income tax (recovery)	(2,735,280)	(1,220,391)
Change in estimates	-	-
Share issuance costs	(148,540)	(51,701)
Change in deferred tax asset not recognized	2,195,639	930,956
Flow Through Share Premium	(17,562)	-
Non-deductible items	483,627	202,105
Tax rate differences in foreign jurisdiction	222,116	139,031
Total tax expense (recovery)	-	-

The unrecognized deductible temporary differences as at July 31, 2025 and 2024 are comprised of the following:

	July 31, 2025	July 31, 2024
	$	$
Non-capital loss carry forwards	6,515,832	2,609,891
Share issuance costs	681,591	362,233
Exploration and evaluation assets	8,186,325	3,435,644
Undepreciated capital costs	76,904	74,330
Total unrecognized deductible temporary differences	15,460,652	6,482,098

The Company has not recognized non-capital loss carry forwards of approximately $6,279,167 (2024: $2,273,764) which may be carried forward to apply against future income for Canadian income tax purposes, subject to the final determination by taxation authorities.

The Company has not recognized net operating losses of approximately $236,665 (2024 - $336,127) which may be carried forward to apply against future income for US income tax purposes, subject to the final determination by taxation authorities. The non-capital loss and net operating losses expire in the following years:

21

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2025 and 2024

(Expressed in Canadian dollars)

11. Income taxes (continued)

Expiry	Non-capital losses $
2041	233,562
2042	316,515
2043	618,427
2044	1,105,260
2045	4,005,403
Indefinitely	236,665
6,515,832

12. Capital Risk Management

The Company’s objectives are to safeguard the Company’s ability to continue as a going concern in order to support the Company’s normal operating requirements and future acquisitions of mineral properties, and to maintain a flexible capital structure which optimizes the costs of capital at an acceptable risk.

The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust the capital structure, the Company may issue new shares, debt, acquire or dispose of assets or adjust the amount of cash.

At July 31, 2025, the Company’s capital structure consists of the equity of the Company. The Company is not subject to any externally imposed capital requirements. In order to maximize ongoing development efforts, the Company does not pay dividends.

13. Financial Instruments

13.1 Financial risk management objectives and policies

The financial risk arising from the Company’s operations are credit risk and liquidity risk. These risks arise from the normal course of operations and all transactions undertaken are to support the Company’s ability to continue as a going concern. The risks associated with these financial instruments and the policies on how the Company mitigates these risks are set out below. Management manages and monitors these exposures to ensure appropriate measures are implemented in a timely and effective manner.

13.2 Fair value of financial instruments

The fair value hierarchy established by IFRS 13 Fair Value Measurement has three levels to classify the inputs to valuation techniques used to measure fair value as described below:

Level 1 – unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 – inputs other than quoted market prices that are observable for the assets or liabilities either directly or indirectly; and

Level 3 – inputs that are not based on observable market data.

Financial Instruments	Classification
Cash and cash equivalents	Amortized cost
Accounts payable and accrued liabilities	Amortized cost
Share based payment liabilities	Fair value through profit and loss

22

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2025 and 2024

(Expressed in Canadian dollars)

13. Financial Instruments (continued)

The fair value of the Company’s financial instruments carried at amortized cost approximate their carrying values due to their short-term nature.

13.3 Credit risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. Credit risk for the Company is primarily associated with the Company’s bank balances. The Company mitigates credit risk associated with its bank balance by holding cash with large, reputable financial institutions.

13.4 Liquidity risk

Liquidity risk is the risk that the Company will not be able to settle or manage its obligations associated with financial liabilities. To manage liquidity risk, the Company closely monitors its liquidity position and ensures it has adequate sources of funding to finance its projects and operations. The Company’s working capital as at July 31, 2025 was $2,583,701 (2024 – $2,296,529). The Company’s accounts payable and accrued liabilities are expected to be realized or settled, respectively, within a one-year period.

14. Related Party Transactions

Transaction with Key Management Personnel

Key management personnel are persons responsible for planning, directing and controlling the activities of an entity. The remuneration of directors and key management personnel during the years ended July 31, 2025, and 2024 were as follows:

	July 31, 2025	July 31, 2024
Management consulting fees	$677,500	$277,664
Director’s fees	140,000	40,000
Share-based compensation	713,307	393,750
Total	$1,530,807	$711,414

As at July 31, 2025, there was $323 (2024 - $Nil) due to related parties included in accounts payables and accrued liabilities.

15. Subsequent Events

On August 1, 2025, the Company completed the previously announced acquisition of Summa Silver Corp. (“Summa”) whereby the Company issued 55,269,408 common shares of the Company to acquire 100% of the issued and outstanding shares of Summa. Concurrent with the closing, the Company completed the subscription receipt financing and issued 12,475,400 common shares for gross proceeds of $6,900,000 and 6,237,600 warrants exercisable at $0.796 per warrant. As part of the transaction, the Company issued 1,446,650 advisory units of Company which include 1,446,650 common shares 723,324 advisory warrants exercisable at $0.796 and expire on August 1, 2027. In addition, the Company issued 667,421 broker warrants and 66,895 advisory warrants exercisable at $0.796 and expire on August 1, 2027.

On August 12, 2025, the Company issued 25,000 common shares for proceeds of $15,000 pursuant to the exercise of stock options.

23

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2025 and 2024

(Expressed in Canadian dollars)

15. Subsequent Events (continued)

On September 16, 2025, the Company closed a brokered financing whereby the Company issued 32,857,800 units for gross proceeds of $23,000,460. Each unit consists of one common share and one-half warrant, with each full warrant being exercisable into a common share of the Company at $1.00. In addition, the Company paid cash commissions of $1,193,175 and issued an aggregate of 1,704,536 broker warrants of the Company. Each broker warrant is exercisable to acquire one common share at a price of $0.70 until Sept. 16, 2028. In addition, the Company paid an advisory fee of $179,342 and issued 256,204 advisory warrants of the Company on the same terms as the broker warrants.

On September 19, 2025, the Company granted 5,300,000 stock options with an exercise price of $0.78. The stock options have a term of 5 years and vest immediately.

On September 19, 2025, the Company granted 180,000 RSUs of which, 90,000 vest on September 19, 2026 and 90,000 vest on September 19, 2027.

On October 13, 2025, 918,820 stock options with an exercise price of $3.12 expired unexercised.

On October 17, 2025, the Company issued 100,000 common shares for proceeds of $50,000 pursuant to the exercise of stock options.

On October 21, 2025, the Company issued 300,000 common shares for proceeds of $150,000 pursuant to the exercise of stock options.

On January 8, 2026, the Company issued 100,000 common shares for proceeds of $60,000 pursuant to the exercise of stock options.

On January 14, 2026, the Company issued 1,058,334 common shares to settle certain RSUs which had a fair value of $1,037,167 on the date of settlement.

On January 14, 2026, the Company completed a bought deal public offering of 32,857,800 units at $1.05 per unit for gross proceeds of $34,500,690, with each unit consisting of one common share and one-half of a common share purchase warrant exercisable at $1.40 per share until January 14, 2029. The Company allocated $1,150,023 to the warrant component under the residual method. In connection with the financing, the Company paid cash commissions of $1,965,433 and issued an aggregate of 1,970,887 broker warrants of the Company. Each broker warrant is exercisable to acquire one common share at a price of $1.05 until January 14, 2029. The fair value of the broker warrants was determined to be $858,518 using the Black-Scholes Option Pricing Model. In addition, the Company incurred other share issuance costs of $605,308.

On February 2, 2026, the Company issued 25,000 common shares for proceeds of $15,000 pursuant to the exercise of stock options.

On April 24, 2026, the Company issued 56,902 common shares to pursuant to certain mining lease agreements respecting the Mogollon Property (Note 7). The common shares had a fair value of $36,986 based on the Company’s share price on the date of issuance.

On June 30, 2026, the Company issued 800,000 common shares pursuant to vested RSUs.

On July 30, 2026, the Company issued 166,666 common shares pursuant to vested RSUs.

On August 25, 2026, the Company issued 300,000 common shares for proceeds of $160,000 pursuant to the exercise of stock options.

On August 26, 2026, the Company issued 100,000 common shares for proceeds of $60,000 pursuant to the exercise of stock options.

On September 1, 2026, the Company issued 200,000 common shares for proceeds of $100,000 pursuant to the exercise of stock options.

Subsequent to the year-ended July 31, 2025, the Company issued 1,649,609 common shares for proceeds of $1,463,102 pursuant to the exercise of warrants.

24